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                                                              Exhibit 23.1

            Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements Form S-8 (No. 333-35919) pertaining to the Cell Therapeutics, Inc. 1994 Equity Incentive Plan and the Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan, Forms S-3 (Nos. 333-93835, 333-33268, 333-033872), and related
Prospectuses of our report dated February 25, 2000, with respect to the consolidated financial statements of Cell Therapeutics, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Seattle, Washington

April 28, 2000